Exhibit 10.1

AMENDMENT NO. 1 TO

AMENDED AND RESTATED

EMPLOYMENT AGREEMENT

This AMENDMENT NO. 1 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of the 24th day of February, 2016, between Christopher & Banks Corporation, a Delaware corporation with its headquarters located in Plymouth, Minnesota (the “Company”), and LuAnn Via (the “Executive”).

RECITALS

WHEREAS, the Company employs Executive as the Company’s President and Chief Executive Officer pursuant to an Amended and Restated Employment Agreement entered into as of June 26, 2014 (the “Agreement”);

WHEREAS, the initial term of the Agreement expires on January 28, 2017;

WHEREAS, the Company and Executive desire to extend the term of Executive’s employment under the terms of the Agreement (as modified herein) until July 29, 2017, as the Company’s President and Chief Executive Officer, and to make certain other modifications to the Agreement; and

WHEREAS, Section 17.2 of the Agreement provides that amendments to the Agreement must be in writing and signed by each of the parties to the Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of Executive’s employment as the Company’s President and Chief Executive Officer, the foregoing recitals, the mutual covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive hereby agree to amend and modify the Agreement, effective as of the date hereof, as follows:

1.Section 2.1 (“Term”) is hereby amended and restated in its entirety to read as follows:

“The initial term of this Amended Agreement (as amended by Amendment No. 1 hereto) shall be the period commencing on the Commencement Date and ending on July 29, 2017 (the end of the second quarter of the Company’s 2017 fiscal year), unless terminated earlier as provided in Articles 11 or 12.  This Amended Agreement shall automatically renew through February 3, 2018 (the end of the Company’s 2017 fiscal year), unless terminated pursuant to Articles 11 or 12 or one party provides the other with written notice of its intent to terminate this Amended Agreement ninety (90) days or more prior to July 29, 2017, or, after such automatic renewal, prior to February 3, 2018.”

2.Section 4.6 (“Vacation”) is hereby amended in its entirety to read as follows:

“Executive shall be entitled, during each full calendar year in which this Amended Agreement remains in effect, to forty (40) days of vacation (“Vacation”) and pro rata portions thereof for any partial calendar year of employment, plus all Company-recognized holidays, together with sick leave, floating holiday and personal holidays per Company policy. Except as expressly provided in the Company’s applicable Vacation policy, any Vacation not used during any such calendar year may not be carried forward to any succeeding calendar year and shall be forfeited. Executive shall not be entitled to receive any payment in cash for Vacation remaining unused at the end of any year, except as expressly provided in the applicable Company Vacation policy. At separation from employment, the Company will pay Executive for any unused Vacation in the year of such separation, prorated from January 1 of the year of separation through Executive’s last day of employment to the extent consistent with the terms of the Company’s applicable Vacation policy.”

3.All capitalized and undefined terms used in this Amendment shall the meanings given to them in the Agreement.

4.No other terms or conditions of the Agreement are amended hereby, and all such other terms and conditions of the Agreement shall remain in full force and effect.

5.The parties hereby agree that this Amendment shall be construed in accordance with the internal laws of the State of Minnesota without regard to the conflict of laws thereof.

IN WITNESS WHEREOF, the Company and Executive have executed this Amendment as of the date and year first written above.

CHRISTOPHER & BANKS CORPORATION

By:	/s/ Lisa W. Wardell
Name:	Lisa Wardell
Title:	Chair of the Board of Directors

EXECUTIVE

/s/ LuAnn Via
LuAnn Via